Exhibit 99.1

ADTRAN, Inc. Reports Results for the Fourth Quarter 2012 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)--January 15, 2013--ADTRAN, Inc. (NASDAQ:ADTN) reported results for the fourth quarter 2012. For the quarter, sales were $139,756,000 compared to $175,286,000 for the fourth quarter of 2011. Net income was $3,961,000 for the quarter compared to $31,163,000 for the fourth quarter of 2011. Earnings per share, assuming dilution, were $0.06 for the quarter compared to $0.48 for the fourth quarter of 2011. Non-GAAP earnings per share for the quarter were $0.11 compared to $0.54 for the fourth quarter of 2011. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chief Executive Officer Tom Stanton stated, “Our fourth quarter results came in largely as expected with both our carrier and enterprise divisions performing to forecast. Our focus remains on capitalizing on the significant network upgrades that lie ahead of us while maintaining tight cost control as we navigate through the current environment.”

The Company also announced that its Board of Directors declared a cash dividend for the fourth quarter of 2012. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on February 7, 2013. The ex-dividend date is February 5, 2013 and the payment date is February 21, 2013.

Non-GAAP earnings per share exclude the effect of acquisition related expenses, amortizations and adjustments, and stock compensation expense.

The Company confirmed that its fourth quarter conference call will be held Wednesday, January 16, 2013 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at www.adtran.com or www.streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at www.streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site at www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit www.adtran.com.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2011 and on Form 10-Q for the quarter ended September 30, 2012. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Consolidated Balance Sheet (Unaudited) (In thousands)

	December 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$68,457	$42,979
Short-term investments	160,481	159,347
Accounts receivable, net	81,194	76,130
Other receivables	16,253	9,743
Inventory	102,583	87,800
Prepaid expenses	4,148	3,119
Deferred tax assets, net	13,055	12,125
Total Current Assets	446,171	391,243

Property, plant and equipment, net	80,246	75,295
Deferred tax assets, net	10,261	8,345
Goodwill	3,492	3,492
Other assets	13,482	7,131
Long-term investments	332,729	332,008

Total Assets	$886,381	$817,514

Liabilities and Stockholders' Equity
Accounts payable	$42,173	$29,404
Unearned revenue	38,051	9,965
Accrued expenses	10,309	5,876
Accrued wages and benefits	15,022	13,518
Income tax payable, net	1,211	3,169
Total Current Liabilities	106,766	61,932

Non-current unearned revenue	23,803	4,874
Other non-current liabilities	17,406	12,077
Bonds payable	46,000	46,500
Total Liabilities	193,975	125,383

Stockholders' Equity	692,406	692,131

Total Liabilities and Stockholders' Equity	$886,381	$817,514

Consolidated Statements of Income (Unaudited) (In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Sales	$139,756	$175,286	$620,614	$717,229
Cost of sales	72,373	76,066	303,971	302,911

Gross Profit	67,383	99,220	316,643	414,318

Selling, general and administrative expenses	31,393	32,954	134,523	124,879
Research and development expenses	33,116	25,151	125,951	100,301

Operating Income	2,874	41,115	56,169	189,138

Interest and dividend income	2,006	1,813	7,657	7,642
Interest expense	(591)	(603)	(2,347)	(2,398)
Net realized investment gain	2,197	3,333	9,550	12,454
Other income (expense), net	(82)	(297)	183	(694)
Gain on bargain purchase of a business	-	-	1,753	-

Income before provision for income taxes	6,404	45,361	72,965	206,142

Provision for income taxes	(2,443)	(14,198)	(25,702)	(67,565)

Net Income	$3,961	$31,163	$47,263	$138,577

Weighted average shares outstanding - basic	62,542	63,685	63,259	64,145
Weighted average shares outstanding - diluted (1)	62,690	64,586	63,774	65,416

Earnings per common share - basic	$0.06	$0.49	$0.75	$2.16
Earnings per common share - diluted (1)	$0.06	$0.48	$0.74	$2.12

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income (Unaudited) (In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net Income	$3,961	$31,163	$47,263	$138,577

Other Comprehensive Income (Loss), net of tax:

Net change in unrealized gains (losses) on marketable securities	(2,042)	(1,745)	(187)	(13,004)
Reclassification adjustments for amounts included in net income	(29)	(6)	135	(688)
Defined benefit plan adjustments	(1,952)	-	(1,952)	-
Foreign currency translation	(21)	877	170	(154)

Other Comprehensive Income (Loss), net of tax	(4,044)	(874)	(1,834)	(13,846)

Comprehensive Income (Loss), net of tax	$(83)	$30,289	$45,429	$124,731

Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Twelve Months Ended
	December 31,
	2012	2011
Cash flows from operating activities:
Net income	$47,263	$138,577
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,079	11,499
Amortization of net premium on available-for-sale investments	8,257	6,617
Net realized gain on long-term investments	(9,550)	(12,454)
Net (gain) loss on disposal of property, plant and equipment	(214)	6
Gain on bargain purchase of a business	(1,753)	-
Stock-based compensation expense	9,264	9,169
Deferred income taxes	(3,785)	575
Tax benefit from stock option exercises	1,905	10,525
Excess tax benefits from stock-based compensation arrangements	(1,456)	(9,373)
Change in operating assets and liabilities:
Accounts receivable, net	(4,365)	(4,939)
Other receivables	2,977	(5,781)
Income tax receivable, net	-	2,741
Inventory	7,163	(12,734)
Prepaid expenses and other assets	(1,045)	522
Accounts payable	7,265	6,178
Accrued expenses and other liabilities	11,583	6,309
Income tax payable, net	(1,960)	3,169
Net cash provided by operating activities	85,628	150,606

Cash flows from investing activities:
Purchases of property, plant and equipment	(12,075)	(11,912)
Proceeds from disposals of property, plant and equipment	266	-
Proceeds from sales and maturities of available-for-sale investments	282,039	466,243
Purchases of available-for-sale investments	(282,740)	(554,629)
Acquisition of business	7,496	(22,661)
Net cash used in investing activities	(5,014)	(122,959)

Cash flows from financing activities:
Proceeds from stock option exercises	6,049	34,125
Purchases of treasury stock	(39,362)	(35,565)
Dividend payments	(22,813)	(23,124)
Payments on long-term debt	(500)	(1,000)
Excess tax benefits from stock-based compensation arrangements	1,456	9,373
Net cash used in financing activities	(55,170)	(16,191)

Net increase in cash and cash equivalents	25,444	11,456
Effect of exchange rate changes	34	(154)
Cash and cash equivalents, beginning of period	42,979	31,677

Cash and cash equivalents, end of period	$68,457	$42,979

Supplemental Information Acquisition Related Expenses, Amortizations and Adjustments (Unaudited) (In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc. and on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA).  Acquisition related expenses, amortizations and adjustments for the three and twelve months ended December 31, 2012 and 2011 for both transactions are as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets	$267	$297	$1,020	$495
Amortization of other purchase accounting adjustments	29	304	443	521
Acquisition related professional fees, travel and other expenses	-	100	-	730

Subtotal	296	701	1,463	1,746

NSN BBA acquisition
Amortization of acquired intangible assets	290	-	762	-
Amortization of other purchase accounting adjustments	587	-	2,305	-
Acquisition related professional fees, travel and other expenses	323	1,035	4,860	2,027

Subtotal	1,200	1,035	7,927	2,027

Total acquisition related expenses, amortizations and adjustments	1,496	1,736	9,390	3,773
Tax effect	(488)	(658)	(3,148)	(1,434)

Total acquisition related expenses, amortizations and adjustments, net of tax	$1,008	$1,078	$6,242	$2,339

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three and twelve months ended December 31, 2012 and 2011:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenue (adjustments to deferred revenue recognized in the period)	$377	$207	$1,528	$362
Cost of goods sold	154	99	1,086	165

Subtotal	531	306	2,614	527

Selling, general and administrative expenses	330	1,133	4,510	2,557
Research and development expenses	635	297	2,266	689

Subtotal	965	1,430	6,776	3,246

Total acquisition related expenses, amortizations and adjustments	1,496	1,736	9,390	3,773
Tax effect	(488)	(658)	(3,148)	(1,434)

Total acquisition related expenses, amortizations and adjustments, net of tax	$1,008	$1,078	$6,242	$2,339

Supplemental Information Stock-based Compensation Expense (Unaudited) (In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Stock-based compensation expense included in cost of sales	$118	$132	$422	$412

Selling, general and administrative expense	1,146	1,220	4,351	4,316
Research and development expense	1,217	1,362	4,491	4,441

Stock-based compensation expense included in operating expenses	2,363	2,582	8,842	8,757

Total stock-based compensation expense	2,481	2,714	9,264	9,169
Tax benefit for expense associated with non-qualified options	(318)	(303)	(1,234)	(1,321)

Total stock-based compensation expense, net of tax	$2,163	$2,411	$8,030	$7,848

Reconciliation of GAAP net income per share, diluted, to Non-GAAP net income per share, diluted (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

GAAP earnings per common share – diluted	$0.06	$0.48	$0.74	$2.12

Acquisition related expenses, amortizations and adjustments	0.02	0.02	0.10	0.04
Stock-based compensation expense	0.03	0.04	0.13	0.12
Bargain purchase gain – NSN BBA acquisition	-	-	(0.03)	-

Non-GAAP earnings per common share – diluted	$0.11	$0.54	$0.94	$2.28

CONTACT:
ADTRAN, Inc.
Jim Matthews, 256-963-8775
Senior Vice President/CFO
or
INVESTOR SERVICES/ASSISTANCE:
Gayle Ellis, 256-963-8220